                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   AVTEL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                                 [LOGO]

                                                                  April 21, 1999

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, May 27, 1999 at 2:30 P.M. at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California.

    In addition to the agenda items described in the Notice and Proxy Statement accompanying this letter, there will be a report on operations and ample opportunity for questions to be directed to executive officers regarding company affairs.

    It is important that your shares be represented. Please, therefore, sign and return the enclosed proxy card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

    We hope to see you at the meeting.

Very truly yours,

             [SIGNATURE]

                                                        [SIGNATURE]

          Anthony E. Papa
                                                      James P. Pisani
         CHAIRMAN AND CHIEF
                                                    PRESIDENT AND CHIEF
         EXECUTIVE OFFICER
                                                     OPERATING OFFICER

                           AVTEL COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                            TO BE HELD MAY 27, 1999

                            ------------------------

    The Annual Meeting of Stockholders of AvTel Communications, Inc. ("AvTel") will be held on Thursday, May 27, 1999 at 2:30 P.M., local time, at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California.

    The items of business to be conducted at the meeting are:

    1.  Election of five directors for a term of one year.

    2.  Ratification of the appointment of auditors.

    3.  Such other matters as may properly come before the Annual Meeting.

    It is not anticipated that any other business will come before the Annual Meeting. If, however, such matters are presented, proxies will be voted thereon as determined by a majority vote of the Board of Directors.

    These items are more fully described in the attached Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record at the close of business on April 6, 1999 are entitled to vote at the meeting and at any adjournment thereof. STOCKHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE STOCKHOLDER IS PRESENT, THE SIGNED PROXY CARD IS RETURNED OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

                                          By order of the
                                          Board of Directors

                                                    [SIGNATURE]

                                          James P. Pisani
                                          SECRETARY

Santa Barbara, California
April 21, 1999

    If you have not received the 1998 AvTel Communications, Inc. Annual Report (which includes financial statements) along with these materials, kindly notify AvTel Communications, Inc., 501 Bath Street, Santa Barbara, California 93101, Telephone (805) 884-6300, Facsimile (805) 884-6311.

                           AVTEL COMMUNICATIONS, INC.
                                501 BATH STREET
                        SANTA BARBARA, CALIFORNIA 93101

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999

                            ------------------------

    The enclosed proxies are solicited by the Board of Directors of AvTel Communications, Inc., a Delaware corporation (the "Company" or "AvTel") for use at the Annual Meeting of Stockholders of AvTel (the "Annual Meeting"), to be held at 2:30 P.M. on Thursday, May 27, 1999 and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The mailing address of the executive offices of AvTel is 501 Bath Street, Santa Barbara, California 93101. This Proxy Statement and the accompanying proxy materials are being mailed to stockholders on or about April 21, 1999.

PROCEDURAL MATTERS

    Only holders of record of AvTel's Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 6, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 10,519,694 shares of AvTel's Common Stock issued and outstanding, excluding treasury stock. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

    Each share of Common Stock has one vote on all matters. Stockholders are not entitled to cumulate their votes with respect to the election of directors. A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to AvTel's Corporate Secretary at AvTel's executive office referred to above prior to such meeting, a written notice of revocation or a duly executed proxy bearing a later date.

    The shares represented by a duly executed and unrevoked proxy in the form accompanying this Proxy Statement will be voted in accordance with the specifications contained therein. In the absence of specifications, a proxy will be voted FOR the nominees for director named herein, and FOR the ratification of auditors.

    The Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, including any adjournment or postponement thereof, the persons appointed as proxies will vote all shares subject to proxies as determined by a majority vote of the Board of Directors.

    AvTel will bear the cost of this solicitation. In addition, AvTel will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of AvTel's directors, officers and regular employees, without additional compensation, personally or by mail, telephone or otherwise.

STOCKHOLDER PROPOSALS

    Stockholders of AvTel who intend to present proposals at AvTel's next Annual Meeting of Stockholders must send such proposals to AvTel for receipt no later than December 31, 1999 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                             ELECTION OF DIRECTORS

    AvTel's Bylaws currently permit the Board of Directors to specify the exact number of authorized directors within the permitted range of five to nine. Currently, the authorized number of directors is five. Each director is elected to serve for a one-year term and until his or her respective successor is elected and qualified.

    The current members of the Board are being nominated for re-election. The Company's Bylaws require that any nominations for election as a director, other than nominations by the Board of Directors, must be received at least 90 days in advance of the Annual Meeting, if such meeting is to be held on or after the anniversary of the previous year's annual meeting. The Company has not received any nominations for directors other than those individuals nominated by the Board. Each director must be elected by a majority of the votes cast at the Annual Meeting.

    If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the shares which they represent for a nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card, or if no direction is made, for the election of the Board of Director's nominees named below. Stockholders are not entitled to cumulative votes in the election of directors.

NOMINEES FOR ELECTION AS DIRECTOR:

    Information with respect to the nominees for director is set forth below:

    ANTHONY E. PAPA, age 36, has been the Chairman of the Board and Chief Executive Officer of the Company since October 1996. Mr. Papa was also President of the Company from October 1996 until February 1998. Prior to October, 1996, Mr. Papa had served as President of ICS Communications, Inc.("ICS"), Richardson, Texas, a national provider of cable television, wireless paging, local and long-distance telephone services from December 1992. Before joining ICS, Mr. Papa served as general manager for Spectradyne, Inc., the largest provider of pay-per-view entertainment and interactive services to the hospitality industry. Mr. Papa is a director of International School of Information Management, Inc., an accredited university and an electronic publisher and provider of electronic services, and a director of ABC-Clio, Inc., an international publisher of historical reference materials for institutions of higher education. Mr. Papa received a B.S. in Management from Iona College, in New Rochelle, New York.

    JAMES P. PISANI, age 34, has been the President of the Company since February 1998, and has served as Chief Operating Officer, Chief Financial Officer and Secretary of the Company since October 1996. Mr. Pisani has also served as Chief Accounting Officer of the Company since October 1998. From October 1996 to February 1998, Mr. Pisani was the Executive Vice President of the Company. Prior to October 1996, he served as Vice President of Sales and National Accounts for ICS. While at ICS, Mr. Pisani was responsible for that firm's business-to-business and consumer sales activities. Prior to joining ICS, from June 1989 to June 1994, Mr. Pisani served as Vice President of a national mortgage banking firm serving, primarily, institutional accounts. Mr. Pisani graduated from Princeton University with a degree in Economics.

    JOHN E. ALLEN, age 62, has been a director of the Company since December 1997. He is Vice Chairman of the Boards of Amli Residential Properties Trust and Amli Commercial Properties Trust, and President of Amli Realty Co. ("AMLI"), a commercial real estate firm, which he co-founded in 1980. Prior to co-founding AMLI, he was a partner at the Chicago law firm of Mayer, Brown & Platt, with which he had been associated since 1964. Mr. Allen is also a member of the Board of Directors of Excell Global Services, an owner and operator of telephone call centers. Mr. Allen received a B.S. in Business from Indiana University and a J.D. from Indiana University School of Law.

    JEFFREY J. JENSEN, age 40, has been a director of the Company since January 1998. He has been the President of Specialized Association Services, Ltd. ("SAS"), which provides marketing and administrative services to trade associations, for more than five years. Between 1996 and July 1998, SAS was known as CORE Marketing, Inc. and provided direct mail and telemarketing facilities in addition to its other activities. Mr. Jensen has also been the Vice President of United Group Service Centers, Inc., an employee leasing company, for more than five years. In addition, from 1992 to 1995, Mr. Jensen was a founding partner of Association Dental Plan, which provided discounted dental services to 40,000 members. Mr. Jensen holds equity interests in several Internet and technology companies. Mr. Jensen received B.A. degrees in Economics and Philosophy from Cornell College, in Mount Vernon, Iowa and holds an M.S. in Information Systems from the University of Texas at Arlington.

    ANTHONY D. MARTIN, age 49, has been a director of the Company since April 1999. Mr. Martin is Managing Director of CrossHill Financial Group Inc., a position he has held since March 1998. From January 1997 through July 1997, he served as President and CEO of Nexus Communications, Inc., a start-up company providing information services. From January 1994 to December 1996, he served as Vice President, Business Development of MCI Metro, MCI Telecommunications, Inc.'s local service initiative. Prior to that, he held several senior management positions at MCI, including Vice President, Access Services Project Management; Vice President, Systems Engineering and Support Operations; Vice President, Carrier Marketing and Alliances; Vice President, Finance Administration; and Vice President, Technical Planning. He received a B.S. from the United States Naval Academy and an M.B.A. from the University of Detroit.

    There are no family relationships between any directors or executive officers of AvTel.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met ten times in 1998. Each incumbent director attended more than 75% of the total of all meetings of the Board of Directors and the committees of the Board on which he served. In December 1997, the Board delegated certain authority to standing committees to assist the Board in carrying out its duties. The current committees, and their members, are set forth below.

    The Audit Committee meets with the auditors to discuss the scope and results of audits and oversees internal accounting controls. This committee currently consists of directors Allen, Jensen and Martin. The Audit Committee met once during 1998.

    The Compensation Committee reviews and makes recommendations to the Board regarding the compensation of senior management and has overseen the award of certain options under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan. This Committee currently consists of directors Allen, Jensen and Martin. The Compensation Committee met twice during 1998.

    There is no nominating committee or any committee performing that function. The Company's Bylaws provide that nominations for the election of directors may be made by the Board of Directors, a Committee thereof or by any stockholder entitled to vote in the election of directors generally. However, a stockholder may nominate one or more persons for election as directors only at a meeting of stockholders and only if written notice (in the form required by the Bylaws) of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Company not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

DIRECTORS FEES

    During 1998, directors did not receive compensation for their membership on the Board, although the Company did reimburse their reasonable expenses in connection with attendance at board and committee meetings. The Company has established a policy to pay non-employee directors a fee of $1,000, in addition to reimbursement of expenses, for each Board or committee meeting they attend in excess of four such meetings a year. Directors (including non-employee directors) are also eligible to receive grants of stock options and restricted stock under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan.

    During 1998, Director John E. Allen received a grant of 60,000 shares of restricted stock under the Company's 1997 Stock Incentive Plan. These shares are subject to restrictions on transfer. These restrictions will lapse as to 30,000 of such shares on February 24, 2001, and as to the remaining 30,000 shares on February 24, 2002. The lapse of these restrictions will be accelerated upon Mr. Allen's retirement from the Board of Directors and upon certain other events set forth in the 1997 Stock Incentive Plan.

    In April 1999, Directors John E. Allen, Jeffrey J. Jensen and Anthony D. Martin received grants of 25,000 options each under the Company's 1998 Stock Incentive Plan. One-half of such options will become exercisable in April 2000, and the remainder will become exercisable in April 2001. Unless exercised, the options will expire in April 2004. The exercise price for Mr. Allen's and Mr. Jensen's options is $4.88 per share. The exercise price for Mr. Martin's options is $4.6875 per share.

STOCK OWNERSHIP

    The following table reflects shares of AvTel's Common Stock beneficially owned by each of the directors, and by all directors and officers as a group, as of the Record Date.

                                                                                AMOUNT         PERCENT OF
NAME                                                                      BENEFICIALLY OWNED    CLASS(1)
------------------------------------------------------------------------  ------------------  -------------
Jeffrey J. Jensen(2)....................................................          851,738             8.1%
Anthony E. Papa(3)......................................................          778,588             7.4%
James P. Pisani(3)......................................................          772,188             7.3%
John E. Allen(4)........................................................          185,000             1.8%
Anthony D. Martin.......................................................               --               *
All directors and executive officers as a group (8 persons)(5)..........        2,641,122            25.1%

------------------------

  * Represents less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding. However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 10,519,694 shares of the Common Stock outstanding.

(2) Pursuant to the terms of the Registration Rights and Lockup Agreement dated December 1, 1997 (the "Registration Rights and Lockup Agreement"), executed in connection with the acquisition of Matrix Telecom, Inc. by the Company, these shares may not be sold for two years after December 1, 1997.

(3) As to each of Mr. Papa and Mr. Pisani, includes 15,625 shares that may be acquired under options that were exercisable within 60 days of the Record Date. Pursuant to the terms of the Registration Rights and Lockup Agreement, 250,000 of the shares held by each of Mr. Papa and Mr. Pisani may not be sold for two years after December 1, 1997.

(4) Includes 60,000 shares of restricted stock awarded to Mr. Allen under the Company's 1997 Stock Incentive Plan. See "Directors Fees," above. Pursuant to the terms of the Registration Rights and Lockup Agreement, 125,000 of the shares held by Mr. Allen may not be sold for two years after December 1, 1997.

(5) Includes 31,250 shares that may be acquired under options that were exercisable within 60 days of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE REELECTION OF DIRECTORS PAPA, PISANI, ALLEN, JENSEN AND MARTIN TO AVTEL'S BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

    The following table summarizes all compensation paid to the Company's Chief Executive Officer, each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1998, and two individuals that ceased to be executive officers during such fiscal year (the "Named Officers"). Titles shown are those held by the Named Officers at December 31, 1998, or at the date they ceased to be executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                    COMPENSATION AWARDS
                                                              ANNUAL COMPENSATION                   -------------------
                                             -----------------------------------------------------      SECURITIES
                                                                                   OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                  FISCAL YEAR    SALARY      BONUS     COMPENSATION($)       OPTIONS(#)
-------------------------------------------  -----------  ----------  ---------  -----------------  -------------------
Anthony E. Papa(1) ........................        1998   $  198,000  $  50,000             --                  --
Chairman and Chief                                 1997      158,459         --             --              31,250
Executive Officer                                  1996       46,875         --             --                  --

James P. Pisani(1) ........................        1998   $  180,000  $  50,000             --                  --
President, Chief Operating Officer, Chief          1997      152,500         --             --              31,250
Financial Officer and Secretary                    1996       46,875         --             --                  --

D. Stephen DeWindt(2) .....................        1998   $  150,000  $  40,000      $   2,908(3)            6,250
President--Business Network Services               1997      127,083     15,556             --              56,250
Division

Frank Dziuba(4) ...........................        1998   $  100,000         --             --              15,000
Senior Vice-President Software Development         1997       85,833  $  39,300             --              31,250
                                                   1996        7,500         --             --              12,474

------------------------

(1) Employed as of July 31, 1996.

(2) Employed as of January 27, 1997. Mr. DeWindt ceased to be employed with the Company as of October 30, 1998.

(3) Reflects sales commissions.

(4) Employed as of November 20, 1996. Mr. Dziuba ceased to be an executive officer of the Company as of December 14, 1998. He continues as Senior Vice President of the Company's Addictive Media Group.

    The following table summarizes all option grants to the Named Officers during the year ended December 31, 1998. No stock appreciation rights were awarded during such year.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                    NUMBER OF    % OF TOTAL                                             STOCK PRICE
                                   SECURITIES      OPTIONS                                            APPRECIATION FOR
                                   UNDERLYING    GRANTED TO                                            OPTION TERM(1)
                                     OPTIONS    EMPLOYEES IN    EXERCISE                            --------------------
NAME                                 GRANTED     FISCAL YEAR      PRICE        EXPIRATION DATE         5%         10%
---------------------------------  -----------  -------------  -----------  ----------------------  ---------  ---------
Anthony E. Papa..................           0             0%           --             --                   --         --

James P. Pisani..................           0             0%        --                --                   --         --

D. Stephen DeWindt...............       6,250 (2)         .73  % $      7.813    January 27, 2008   $  30,710  $  77,824

Frank Dziuba.....................      15,000 (3)        1.75  % $      4.00   December 14, 2008    $  37,734  $  95,625

------------------------

(1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation of the price of the Common Stock over the term of the respective option. These numbers do not take into account provisions providing for the termination of the option following termination of employment, nontransferability or difference in vesting terms.

(2) Options vested six months after the grant date. Options terminated unexercised 90 days after the termination of Mr. DeWindt's employment with the Company.

(3) Options vest in annual increments of 25% over the four years after the grant date.

    The following table provides information with respect to stock options exercised by the Named Officers during the year ended December 31, 1998 and the unexercised stock options held as of December 31, 1998 by the Named Officers.

              OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1998
                     AND OPTION VALUES AT DECEMBER 31, 1998

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 1998          DECEMBER 31, 1998(2)
                              SHARES ACQUIRED     VALUE     --------------------------  --------------------------
NAME                            ON EXERCISE    REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
Anthony E. Papa.............            --             --        7,813        23,437     $   3,516    $    10,547

James P. Pisani.............            --             --        7,813        23,437     $   3,516    $    10,547

D. Stephen DeWindt..........        26,562      $  93,450           --            --            --             --

Frank Dziuba................            --             --       20,287        38,437     $   5,860    $    17,578

------------------------

(1) Calculated on the basis of the fair market value of the Company's common stock on the date of exercise, minus the exercise price of the options.

(2) Calculated on the basis of the fair market value of the Company's common stock on December 31, 1998, minus the exercise price of the options. The closing price of the Common Stock on The Nasdaq SmallCap Market-SM- on December 31, 1998 was $3.75 per share.

EMPLOYMENT AGREEMENTS

    Until December 1, 1997, the Company had employment agreements in place with each of Messrs. Papa and Pisani. Under these employment agreements, generally, each executive was to be employed for a term commencing in August 1996 and expiring July 31, 1999, subject to certain extension rights. In connection with the acquisition of Matrix Telecom, Inc. ("Matrix") by the Company, Messrs. Papa and Pisani agreed that, upon the closing of the acquisition, their respective employment agreements would be terminated. Accordingly, both employment agreements terminated on December 1, 1997, and Messrs. Papa and Pisani now serve on an "at-will" basis.

    In connection with its acquisition of Silicon Beach Communications, Inc. ("SBC") on November 21, 1996, the Company entered into an employment agreement with Mr. Dziuba pursuant to which he is employed for a three-year term ending November 21, 1999 at an initial base annual salary of $80,000, subject to increase, if any, as may be determined by the Board of Directors. This agreement also provides, among other things, for stock option grants and an "earn-out" bonus paid to Mr. Dziuba upon satisfaction of certain operational performance objectives. The amounts, if any, due under the special performance bonus, are subject to certain set-off rights of the Company in the event of a breach of certain representations, warranties and agreements relating to its acquisition of SBC. The agreement does not call for any payments as a result of any change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, the Compensation Committee consisted of Mr. Allen, Mr. Jensen and, until his resignation from the Board of Directors on December 17, 1998, Gregory T. Mutz. Mr. Martin was appointed to the Compensation Committee on April 9, 1999, to fill the vacancy caused by Mr. Mutz's resignation. None of such Compensation Committee members was or has been an officer or employee of the Company or any of its subsidiaries. Certain entities with which Mr. Jensen was affiliated received payments from the Company during 1998. See "Certain Relationships and Related Transactions."

    No executive officer of the Company served at any time during the year ended December 31, 1998 as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has overall responsibility for the Company's executive compensation policies and practices. The Compensation Committee's functions include:

    - Determining the compensation of the Chief Executive Officer and the President and Chief Operating Officer of the Company.

    - Reviewing and approving all other executive officers' compensation, including salary and bonuses, in each case based in part upon the recommendations of the Chief Executive Officer and the President and Chief Operating Officer of the Company.

    - Granting awards under the Company's 1997 Stock Incentive Plan and 1998 Stock Incentive Plan.

    The Compensation Committee bases its determinations of overall executive compensation, which will include salary, bonus, certain benefits and stock option and restricted stock awards and possibly other forms of equity-based compensation, on subjective factors based upon consideration of, among other factors, the annual and long-term financial performance of the Company, including the creation of stockholder value, the historical financial performance of the Company, the individual executive officer's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the telecommunications industry. The Compensation Committee also considers financial performance criteria, including the price of the Company stock, in the context of the telecommunication industry as well as the economy in general.

    The Compensation Committee believes that the best way to attract and maintain high caliber executives is to encourage equity ownership in the Company. Each of Mr. Papa and Mr. Pisani own in excess of seven percent of the Company's outstanding shares of Common Stock. In addition, each executive officer of the Company has received substantial grants of stock options which vest over time. As a result, such officers will benefit from a rise in the price of the Common Stock on the same basis as other stockholders. The Compensation Committee's compensation philosophy has been to couple this equity incentive with salaries and bonuses that are competitive in the Company's industry.

    The Compensation Committee believes that equity-based compensation is an effective way of aligning executive compensation with increases in stockholder value. The Compensation Committee believes that the Company's Stock Incentive Plans increase the ability of the Company to tie executive interests to the interests of the Company, thereby benefitting the Company and its stockholders. The Compensation Committee believes equity compensation, in the form of stock options and, potentially, restricted stock, is vital to the long-term success of the Company. The Compensation Committee is committed to this policy, recognizing the competitive market for talented executives and that the nature of the Company's business may result in highly variable compensation for a particular time period.

    Each member of the Compensation Committee, except Mr. Jensen, meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

    Section 162(m) of the Code limits the Company's deduction for compensation paid to the Named Officers to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to Section 162(m) has been to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1998. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

By the Compensation Committee

John E. Allen
Jeffrey J. Jensen
Anthony D. Martin

STOCK PERFORMANCE GRAPH

    The following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq Composite Index (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from March 16, 1996, the date upon which the Common Stock was registered pursuant to
Section 12 of the Exchange Act, through December 31, 1998. The comparison reflects the investment of $100 on March 16, 1996, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The Company's Common Stock traded under the name Hi, Tiger International, Inc. from the date of registration under the Exchange Act until October 23, 1996. The market price of the Company's Common Stock has been significantly affected by two transactions that were accounted for as reverse purchases, including the acquisition of AvTel Holdings, Inc. on October 23, 1996, and the acquisition of Matrix on December 1, 1997. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               AVTEL COMMUNICATIONS      NASDAQ TELECOMMUNICATIONS INDEX   NASDAQ COMPOSITE INDEX
3/18/96                         $100.00                           $100.00                  $100.00
6/30/96                         $142.86                           $103.38                  $106.34
9/30/96                         $114.29                            $99.41                  $110.09
12/30/96                        $100.00                            $99.23                  $115.85
3/31/97                          $89.43                            $92.76                  $109.63
6/30/97                         $435.71                           $114.30                  $129.40
9/30/97                         $542.86                           $133.05                  $151.26
12/31/97                        $235.71                           $140.91                  $140.91
3/31/98                         $214.29                           $178.46                  $164.72
6/30/98                         $219.64                           $189.77                  $170.02
9/30/98                          $67.86                           $167.08                  $151.99
12/31/98                        $107.14                           $230.22                  $196.76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    DEALINGS WITH UICI ORGANIZATIONS IN CONNECTION WITH MARKETING
SERVICES. Director Jeffrey J. Jensen, his father, Ronald L. Jensen, and his adult siblings, own approximately 35% of UICI, a publicly-traded insurance and financial services company. Until December 31, 1998, Director John E. Allen was also a director of UICI. Among their other activities, UICI's marketing organizations sell the Company's long distance and Internet products to their customers. Matrix paid sales commissions and related payments to UICI, together with certain other affiliated entities, of $140,187 in 1998. The Company believes that it receives the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties.

    LONG DISTANCE SERVICES. Matrix also provides long distance telephone service to certain affiliates of Mr. Jensen, his father and his adult siblings, including UICI. The Company received $2.4 million in 1998 from UICI and its affiliates for such services. The Company believes that it provides the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties.

    EMPLOYEE LEASING. Until December 31, 1998, Matrix leased a substantial portion of its employees from United Group Service Center ("UGSC"). Mr. Jensen was the Vice President of UGSC, an entity affiliated with Mr. Jensen, his immediate family and UICI. Matrix paid UGSC $5,581,428 for such employees' services in 1998. Matrix terminated this employee leasing arrangement effective December 31, 1998. The Company believes that it received the foregoing services on terms no less favorable to the Company than could be obtained from unrelated third parties

    LOAN TO AFFILIATE. During 1997, Matrix made an interest-free loan to CORE Marketing, Inc. ("CORE") in the total amount of $2,000,000 as an advance against commissions to be incurred by Matrix for marketing services supplied by CORE. Mr. Jensen was the President of CORE, and he and his adult siblings owned a controlling interest in CORE. The loan was repaid in full during 1998.

    POLICY ON RELATED PARTY TRANSACTIONS. In connection with its listing on The Nasdaq SmallCap Market-SM-, the Company has undertaken to conduct an appropriate review of all related party transactions on an ongoing basis and to utilize the Audit Committee to review potential conflict of interest situations where appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company, and on written representations that no Forms 5 were required, the Company believes that during the year ended December 31, 1998, no officers, director or greater than ten-percent shareholder failed to file on a timely basis any report required under Section 16(a).

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information for the persons known to the Company to be owners of more than five percent of its outstanding shares as of the Record Date.

                                                                      AMOUNT         PERCENT OF
NAME AND ADDRESS                                                BENEFICIALLY OWNED    CLASS(1)
--------------------------------------------------------------  ------------------  -------------
Janet J. Jensen(2) ...........................................         961,939              9.1%
9003 Airport Freeway
Fort Worth, TX 76180

Jeffrey J. Jensen(2) .........................................         851,738              8.1%
2121 Precinct Line Road
Hurst, TX 76054

James J. Jensen(2) ...........................................         851,738              8.1%
6304 Alexandria Circle
Atlanta, GA 30326

Jami J. Jensen(2) ............................................         851,738              8.1%
1933 Swede Gulch
Golden, CO 80120

Julie J. Jensen(2) ...........................................         851,738              8.1%
Box 540, Kenwood Station
5257 River Road
Bethesda, MD 20816

Anthony E. Papa(3) ...........................................         778,588              7.4%

James P. Pisani(3) ...........................................         772,188              7.3%

Gladys J. Jensen(2) ..........................................         731,847              7.0%
c/o United Group Association, Inc.
4001 McEwen Drive, Suite 200
Dallas, TX 75244

------------------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are exercisable within sixty (60) days following the Record Date are deemed outstanding. However, such shares of Common Stock are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such Company's name. The percentages of beneficial ownership shares in this table are based upon 10,519,694 shares of the Common Stock outstanding.

(2) Information is derived from a Schedule 13D filed with the SEC on December 11, 1997 and a Schedule 13D/A filed with the SEC (by Gladys J. Jensen only) on July 10, 1998 (the "Schedule 13D's"). Pursuant to the terms of the Registration Rights and Lockup Agreement dated December 1, 1997, these shares may not be sold for two years after December 1, 1997. The Schedule 13D's note that, because each of these stockholders agreed to the restrictions contained in the Registration Rights and Lockup Agreement, such persons may be considered to be a "group" within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended. However, the Schedule 13D's state that each of such persons disclaims beneficial ownership of the shares held by any other person.

(3) As to each of Mr. Papa and Mr. Pisani, includes 15,625 shares that may be acquired under options that were exercisable within 60 days of the Record Date. Pursuant to the terms of the Registration Rights and Lockup Agreement, 250,000 of the shares held by each of Mr. Papa and Mr. Pisani may not be sold for two years after December 1, 1997. The address of these stockholders is c/o AvTel Communications, Inc., 501 Bath Street, Santa Barbara, CA 93101.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of KPMG LLP, as AvTel's independent auditors for 1999. A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. KPMG LLP audited the Company's financial statements for the year ended December 31, 1998.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AVTEL'S INDEPENDENT AUDITORS FOR THE YEAR 1999.

                                 OTHER BUSINESS

    The Board does not intend to present any other business for action at the Annual Meeting and does not know of other matters likely to be brought before such meeting. If any other matters are introduced, the proxy holders named in the enclosed proxies will vote shares they represent as the Board recommends.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                    [SIGNATURE]

                                          James P. Pisani
                                          SECRETARY

Santa Barbara, California
April 21, 1999

                           AVTEL COMMUNICATIONS, INC.
                                REVOCABLE PROXY
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony E. Papa and James P. Pisani, and each of them, as proxies with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of AvTel Communications, Inc. (the "Company") to be held on May 27, 1999 at 2:30p.m., local time, at the Hotel Santa Barbara, 533 State Street, Santa Barbara, California, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with a majority vote of the Board of Directors.

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1.  ELECTION OF DIRECTORS. Election of the following individuals to serve as
    directors for a term expiring at the 2000 annual meeting.            John E.
    Allen    Jeffrey J. Jensen    Anthony D. Martin   Anthony E. Papa   James P.
    Pisani

    / / FOR all listed nominees    / / WITHHOLD AUTHORITY to vote for all listed
    nominees

    / / LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF AUDITORS. Approval of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. OTHER BUSINESS. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 21, 1999.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEMS 1 AND 2.

               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
                                                       Dated _____________, 1999
                                                       _________________________

                                                            Signature(s) of
                                                            Stockholder(s)
                                                       _________________________

                                                       Signature if held jointly

                                                       PLEASE SIGN exactly as
                                                       name appears above. Joint
                                                       owners should each sign.
                                                       Executors,
                                                       administrators, trustees,
                                                       etc. should so indicate
                                                       when signing. If signer
                                                       is a corporation, please
                                                       sign full name by duly
                                                       authorized officer.